UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 20, 2022

Elys Game Technology, Corp.

(Exact name of Registrant as specified in its charter)

(Former name or former address, if changed since last report)

Delaware	001-39170	33-0823179
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

130 Adelaide Street West, Suite 701

Toronto, Ontario M5H 2K4, Canada

(Address of Principal Executive Offices)

1-628-258-5148

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ELYS	The Nasdaq Capital Market

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 20, 2022, Elys Game Technology, Corp., a Delaware corporation (the “Company”), entered into a binding term sheet (the “Term Sheet”) with Lottomatica S.p.A., corporation organized under the laws of the Republic of Italy (“Lottomatica”).

Pursuant to the Term Sheet, the parties agreed to use reasonably good faith efforts to negotiate and execute a Master Technology Development and License Agreement, a Technical Service Agreement, a Business-to-Consumer Distribution License Agreement, and other related agreements. Pursuant to the foregoing agreements to be entered into, the Company, through its wholly owned subsidiaries, intends to develop and provide sports betting technology and services for the provision of sports betting on a business-to-consumer basis for the exclusive use of Lottomatica worldwide for a ten-year period. In addition, the Company shall provide Lottomatica with a copy of its sports betting platform source code (which the Company shall retain all ownership rights thereto) and assist Lottomatica with the design, development and servicing of a customized, fully operational, dedicated sports betting platform. Upon termination of the license period, the Company shall no longer have any obligation to service the product, but Lottomatica shall have the perpetual, irrevocable, right to use the product and customized derivative works. It is contemplated that the Company will receive license fees over the term of the Business-to-Consumer Distribution License Agreement and will provide a dedicated engineering team and technical services in accordance with the Technical Services Agreement. Lottomatica will have the right to be released from its license fee obligations under the Business-to-Consumer Distribution License Agreement at any time after completion of the fourth anniversary of the effective date of such agreement upon payment of a lump sum payment to the Company.

The Parties agreed to use reasonable commercial best efforts to finalize and execute the definitive agreements within sixty (60) days from the date of the Term Sheet, which may be extended by mutual written agreement of the Parties for an additional thirty (30) days. Upon the earlier of the expiration of such additional thirty (30) day period or the execution of the Definitive Agreement, the Term Sheet shall terminate automatically.

The foregoing description of the Term Sheet and the Master Technology Development and License Agreement, and other related agreements to be negotiated does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Term Sheet. The Company intends to file either the Term Sheet or the definitive agreements with the SEC as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

Item 8.01. Other Events.

On January 25, 2022, the Company issued a press release announcing that it has entered into a binding term sheet with Lottomatica regarding a ten-year license agreement to develop and commercialize a sport betting technology for the exclusive use of Lottomatica. A copy of the press release is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description

99.1	Press Release, dated January 25, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 26, 2022

ELYS GAME TECHNOLOGY, CORP.

By: /s/ Michele Ciavarella
Name: Michele Ciavarella
Title: Chief Executive Officer